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                                                                    Exhibit 3(b)

                                                                 Updated through
                                                                        12/14/95

                                    BY-LAWS
                         MARSHALL & ILSLEY CORPORATION


                                  1.  OFFICES

                 1.1. Principal and Other Offices. The principal office of the Corporation shall be located at any place either within or outside the State of Wisconsin as shall be designated in the Corporation's most recent annual report filed with the Wisconsin Secretary of State. The executive offices of the Corporation shall be located at its principal office. The Corporation may have such other offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                 1.2. Registered Office. The registered office of the Corporation required by the Wisconsin Business Corporation Law (the "WBCL") to be maintained in the State of Wisconsin may be, but need not be, the same as any of its places of business within the State of Wisconsin. The registered office may be changed from time to time as provided in Section 180.0502 of the WBCL or any successor thereto.

                                2.  SHAREHOLDERS

                 2.1. Annual Meeting. The annual meeting of shareholders shall be held on the fourth Tuesday in the month of April in each year at 10 A.M., or at such other time and/or date as shall be fixed by the Secretary of the Corporation or the Board of Directors, for the purposes of electing directors and for the transaction of such other business as may have been properly brought before the meeting in compliance with the provisions of
Section 2.5 of the By-laws. If the day fixed for the annual meeting shall be a legal holiday in the State of Wisconsin, such meeting shall be held on the next succeeding business day.

                 2.2. Special Meetings. Except as otherwise provided by the WBCL and subject to the rights of the holders of any class of series of capital stock having a preference over the common stock as to dividends or upon liquidation, special meetings of shareholders of the Corporation may be called only by the Chief Executive Officer or the President of the Corporation pursuant to a resolution approved by not less than three-quarters of the Board of Directors.
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                 2.3.  Place of Meeting.  The Board of Directors, Chief
Executive Officer or President may designate any place, within or without the State of Wisconsin, as the place of meeting for the annual meeting or for any special meeting. If no designation is made, the place of meeting shall be the principal office of the Corporation. Any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented at the meeting.

                 2.4. Notice of Meeting. The Corporation shall notify shareholders of the date, time and place of each annual and special shareholders' meeting not less than ten nor more than sixty days before the date of the meeting. Notice of a special meeting shall include a description of each purpose for which the meeting is called. Notice of the meeting shall be given only to those shareholders entitled to vote at the meeting, unless otherwise required by the law. Notice may be communicated in person, by telephone, telegraph, teletype, facsimile or other forms of wire or wireless communication, or by mail or private carrier. Written notice to a shareholder shall be deemed to be effective on the earlier of: (a) the date received; (b) the date it is deposited in the United States mail when addressed to the shareholder's address shown in the Corporation's current record of shareholders, with postage prepaid; (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (d) the date sent, if transmitted by telegraph, teletype, facsimile or other form of wire or wireless communication; or (e) the date delivered to a courier or deposited in a designated receptacle, if sent by private carrier, when addressed to the shareholder's address shown in the Corporation's current record of shareholders.

                 2.5. Advance Notice of Shareholder-Proposed Business at Annual Meetings. At an annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given in accordance with Section 2.4 of these By-laws, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, the Chief Executive Officer or the President, or (c) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice of such business in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less


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than 90 days prior to the anniversary date of the annual meeting of shareholders in the immediately preceding year. A shareholder's notice to the Secretary of the Corporation shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, and the beneficial owner or owners, if any, on whose behalf the proposal is made, (iii) a representation that the shareholder is a shareholder of record and will remain such through the record date for the meeting and that the shareholder intends to appear in person or by proxy at such meeting to move the consideration of the business set forth in the notice, (iv) the class and number of shares of the Corporation which are beneficially owned by the shareholder and the beneficial owner or owners on whose behalf the proposal is made, and (v) any material interest of the shareholder in such business. In addition, any such shareholders shall be required to provide such further information as may be requested by the Corporation in order to comply with federal securities laws, rules and regulations.

                 Notwithstanding anything contained in these By-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2.5; provided, however, that nothing in this Section 2.5 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting in accordance with said procedure.

                 The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.5, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                 2.6. Procedure for Nomination of Directors. Only persons nominated in accordance with the following procedures shall be eligible for election as directors, except as may otherwise be provided by the terms of the Corporation's Amended and Restated Articles of Incorporation (the "Articles") with respect to the rights of holders of any class or series of preferred stock to elect directors under specified circumstances. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors, by any nominating committee or persons appointed by the Board, or by any shareholder of the Corporation entitled to vote for election of


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directors at the meeting who complies with the notice procedures set forth in this Section 2.6.

                 Nominations other than those made by or at the direction of the Board of Directors or any nominating committee or person appointed by the Board shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, a shareholder's request to nominate a person for election to the Board of Directors, together with the written consent of such person to serve as a director, must be received by the Secretary of the Corporation not less than 90 days prior to the anniversary date of the annual meeting of shareholders in the immediately preceding year. To be in proper written form, such shareholder's notice shall set forth in writing (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such person, (iv) a description of all arrangements and understandings between the shareholder or beneficial owner or owners on whose behalf the nomination is made and each proposed nominee and any person or persons (naming such person or persons) pursuant to which the intended nomination or nominations are to be made by the shareholder, and (v) such other information relating to such person as is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice, (i) the name and address, as they appear on the Corporation's books, of such shareholder and the beneficial owner or owners, if any, on whose behalf the nomination is made, (ii) a representation that the shareholder is a shareholder of record and will remain such through the record date for the meeting and that the shareholder intends to appear in person or by proxy at such meeting to make the nomination(s) set forth in the notice, and
(iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such shareholder and the beneficial owner or owners on whose behalf the nomination is made. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No persons shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein and in the Articles. The Chairman of any meeting of shareholders shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with the


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procedures prescribed by the Articles and these By-laws; and if he should so determine, he shall so declare to the meeting and the defective nomination(s) shall be disregarded.

                 2.7. Fixing of Record Date. For the purpose of determining any voting group entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive any distribution or dividend from the Corporation, or in order to determine those shareholders entitled to take any other action authorized by these By-laws or the WBCL, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders. Such record date shall not be more than 70 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is so fixed for the determination of shareholders entitled to notice of, or to vote at a meeting of shareholders, or shareholders entitled to receive a dividend or any other distribution, the record date for determination of such shareholders shall be at the close of business on:

                          (a) with respect to an annual shareholders' meeting or any special shareholders' meeting called by the Board of Directors or any person specifically authorized by these By-laws to call a meeting, the day before the first notice is given to shareholders;

                          (b) with respect to a special shareholders' meeting demanded by one or more shareholders, the date the first shareholder signs a demand for the special meeting;

                          (c) with respect to the payment of a dividend, the date the Board of Directors authorizes the dividend; and

                          (d) with respect to any other distribution to shareholders, other than one involving a repurchase or reacquisition of shares, the date the Board of Directors authorizes the distribution.

When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

                 2.8. Shareholders' List. After fixing a record date for a meeting of shareholders, the Corporation shall prepare a list of the names of all its shareholders who are entitled to


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notice of a shareholders' meeting.  The list shall be arranged by class or series of shares and show the address of and the number of shares held by each shareholder. The shareholder list shall be available for inspection by any shareholder beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting. The list shall be available at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting is to be held.
A shareholder, or his or her agent or attorney, is entitled, on written demand, to inspect and to copy the list during regular business hours and at his expense, during the period it is available for inspection, provided the shareholder, or his or her agent or attorney, demonstrates to the satisfaction of the Corporation he or she satisfies the requirements of the WBCL. The Corporation shall make the shareholders' list available at the meeting and shall be subject to the inspection of any shareholder, or his or her agent or attorney, during the time of the meeting or any adjournment thereof. Refusal or failure to prepare or make available the shareholders' list shall not affect the validity of any action taken at such meeting.

                 2.9. Quorum; Votes. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles or the WBCL provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

                 If the Articles or the WBCL provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

                 Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is deemed present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If a quorum exists, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles or the WBCL requires a greater number of affirmative votes, provided, however, that unless otherwise provided in the Articles, directors are elected by a plurality of


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the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

                 2.10. Proxies. At all meetings of shareholders, a shareholder entitled to vote may vote by proxy appointed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

                 2.11. Voting Shares Owned by the Corporation. Shares of the Corporation belonging to it shall not be voted directly or indirectly at any meeting of shareholders and shall not be considered in determining whether a quorum exists or for any other purpose relating to the voting of shares. Notwithstanding the foregoing, shares held by the Corporation in a fiduciary capacity are outstanding shares and may be voted and shall be considered in any such determination.

                 2.12. Shares in the Name of Another Corporation or a Trustee. Shares issued in the name of another corporation may be voted by the president of such corporation, or any other officer or proxy appointed by such president in the absence of express written notice to the Corporation of the designation of some other person by the board of directors or by-laws of such other corporation. Shares in the name of a trustee shall be voted in the manner designated by a majority of the trustees or their proxy unless a greater concurrence of trustees is required by the trust, of which the Corporation shall have actual notice.

                 2.13. Adjournments. An annual or special meeting of shareholders may be adjourned by a vote of a majority of the shares represented at the meeting entitled to vote in the election of directors, even if less than a quorum. Upon being reconvened, the adjourned meeting shall be deemed to be a continuation of the initial meeting. A quorum will be deemed present if a quorum of shares was represented at the initial meeting and any business that could be conducted at the initial meeting may be considered at the adjourned meeting. A meeting may be adjourned at any time, including after action on one or more matters, and for any purpose, including, but not limited to, allowing additional time to solicit votes on one or more matters, to disseminate additional information to shareholders or to count votes. Notice is not required for an adjourned meeting if the date, time and place of the adjournment are announced at the meeting before adjournment. If a new record date for an adjourned meeting is fixed, notice of the adjourned meeting must be given to persons who are shareholders as of the new record


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date.  Only those shares entitled to vote at the initial meeting will be entitled to vote at the adjourned meeting.

                 2.14. Polling. In the discretion of the chairman of an annual or special meeting of shareholders, polls may be closed at any time after commencement of the meeting. When there are several matters to be considered at a meeting, the polls may remain open during the meeting as to any or all matters to be considered, as the chairman may declare. Polls will remain open as to matters to be considered at any adjournment of the meeting unless the chairman declares otherwise. At the discretion of the chairman, the polls may remain open after adjournment of a meeting for not more than 72 hours for the purpose of collecting proxies and counting votes. All votes submitted prior to the announcement of the results of the balloting shall be valid and counted. The results of balloting shall be final and binding after announcement of such results.

                 2.15 Chairman of Meetings. The Chairman of the Board or, in his absence or inability or refusal to act, the Chairman of the Executive Committee, shall preside at all meetings of the shareholders.

                             3.  BOARD OF DIRECTORS

                 3.1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its Board of Directors, subject to any limitations set forth in the Articles.

                 3.2. Number, Tenure and Qualifications. The number of directors (exclusive of directors, if any, elected by the holders of one or more series of preferred stock, voting separately as a series pursuant to the provisions of the Articles applicable thereto) shall not be less than three directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors then in office. The directors shall be divided into three classes, designated Class I, Class II and Class III, and the term of directors of each class shall be three years. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. If the number of directors is changed by resolution of the Board of Directors pursuant to this Section 3.2, any increase or decrease shall be apportioned among the various classes of directors so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any


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incumbent director.  A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be duly elected and shall qualify. Directors need not be residents of the State of Wisconsin or shareholders of the Corporation. No person shall be eligible to be elected a director at any meeting of shareholders held on or after the date he attains age seventy-two (72). The Board of Directors, at its discretion, may waive the age limitation or establish a greater age from time to time. The Board of Directors, at its discretion, may designate a person who has served as a director of the Corporation as a "Director Emeritus" upon such terms and conditions and at such compensation as may be fixed by resolution of the Board from time to time. A Director Emeritus shall have the right to attend meetings of the Board of Directors but shall have no vote and shall not be counted in determining the presence of a quorum.

                 Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Articles applicable thereto. Directors so elected shall not be divided into classes unless expressly provided by such Articles, and during the prescribed terms of office of such directors, the Board of Directors shall consist of such directors in addition to the number of directors determined as provided in the first paragraph of this Section 3.2.

                 3.3. Regular Meeting. A regular meeting of the Board of Directors shall be held, without other notice, immediately after and at the same place as the annual meeting of shareholders, and each adjourned session thereof. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

                 3.4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, President, Secretary or three-quarters of the members of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place either within or without the State of Wisconsin as the place for holding any special meeting of the Board of Directors called by them.

                 3.5. Notice. Notice of meetings of the Board of Directors may be communicated in person, by telephone, telegraph,


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teletype, facsimile or other form of wire or wireless communication, or by mail or private carrier. Notice of meetings, except the regular annual meeting, shall be given at least 48 hours prior to the time set for the meeting if communicated orally or by telegraph, teletype, facsimile or other form of wire or wireless communication, and at least 5 days prior to the date set for the meeting if communicated by any other means. Written notice shall be deemed effective and given on the earlier of: (a) when received; (b) 2 days after the date it is deposited in the United States mail, with postage prepaid, when addressed to the director at an address designated by him to receive such notice or, in the absence of such designation, at his business or home address as they appear in the Corporation's records; (c) the date and time sent, if transmitted by telegraph, teletype, facsimile or other form of wire or wireless communication when sent to the director at a location designated by the director to receive such notice or, in the absence of such designation, at his business or home as those locations appear in the Corporation's records; or (d) the date delivered to a courier or deposited in a designated receptacle, if sent by private carrier, when addressed to the director at an address designated by him to receive such notice or, in the absence of such designation, at his business or home address as it appears in the Corporation's records. Oral notice shall be deemed effective when communicated. Whenever any notice whatever is required to be given to any director of the Corporation under these By-laws, the Articles or under the provisions of any statute, a waiver thereof in writing, signed at any time whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to timely notice. A director's attendance at, or participation in, a meeting waives any required notice unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of such meeting.

                 3.6. Quorum; Votes. A majority of the number of directors in accordance with Section 3.2 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but though less than such quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. The affirmative vote of a majority of directors present shall be the act of the Board of Directors, or a committee of the Board of Directors created under Section 3.11, unless the Articles or these By-laws require the vote of a greater number of directors.


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                 3.7.  Removal and Resignation.  Exclusive of directors, if any, elected by the holders of one or more classes of preferred stock, no director of the Corporation may be removed from office except for "Cause" and by the affirmative vote of two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote at a meeting of shareholders duly called for such purpose. As used in this Section 3.7, the term "Cause" shall mean solely malfeasance arising from the performance of a director's duties which has a materially adverse effect on the business of the Corporation. A director may resign at any time by delivering written notice to the Board of Directors, Chairman of the Board or to the Corporation.

                 3.8. Vacancies. Any vacancy on the Board of Directors, however caused, including, without limitation, any vacancy resulting from an increase in the number of directors, shall be filled by the vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so elected to fill any vacancy on the Board of Directors, including a vacancy created by an increase in the size of the Board of Directors, shall hold office for the remaining term of directors of the class to which he has been elected and until his successor shall be elected and shall qualify.

                 3.9. Compensation. The Board of Directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the Corporation as directors or otherwise, or may delegate such authority to an appropriate committee.

                 3.10. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless: (a) the director objects at the beginning of the meeting (or promptly upon his arrival) to holding the meeting or transacting business at the meeting; or (b) the director dissents or abstains from an action taken and minutes of the meeting are prepared that show the director's dissent or abstention from the action taken; or (c) the director delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting; or (d) the director dissents or abstains from an action taken, minutes of the meeting are prepared that fail to show the director's dissent or abstention from the action taken and the director delivers to the Corporation a written notice of that failure promptly after


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receiving the minutes.  Such right to dissent shall not apply to a director who voted in favor of such action.

                 3.11. Committees. The Board of Directors, by resolution adopted by the affirmative vote of a majority of the number of directors then in office, may designate one or more committees, each committee to consist of two or more directors elected by the Board of Directors. The Board of Directors may elect one or more of its members as alternate members of any such committee and such alternate member may take the place of any absent member or members at any meeting of such committee upon request of the Chairman of the Board or upon request of the chairman of such meeting. Unless limited by the Articles, each committee may exercise those aspects of the authority of the Board of Directors which are within the scope of the committee's assigned responsibilities or which the Board of Directors otherwise specifically confers upon such committee; provided, however, that no committee of the Board may do any of the following:

                          (a)  authorize distributions;

                          (b) approve or propose to shareholders action that the WBCL requires be approved by shareholders;

                          (c) fill vacancies on the Board of Directors or on any of its committees, unless the Board of Directors has specifically granted such authority to the committee;

                          (d)  amend the Articles;

                          (e)  adopt, amend, or repeal these By-laws;

                          (f)  approve a plan of merger not requiring
         shareholder approval;

                          (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or

                          (h) authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors.


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                 3.12.  Informal Action Without Meeting.  Any action required or permitted by the Articles or these By-laws or any provision of law to be taken by the Board of Directors or a committee at a meeting may be taken without a meeting if the action is taken by all members of the Board of Directors. The action shall be evidenced by one or more written consents describing the action taken, signed by each director and retained by the Corporation.

                 3.13. Telephonic Meetings. Any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication which allows all directors participating to simultaneously hear each other during the meeting. In the case of any such meeting all participating directors must be informed that a meeting is taking place at which official business may be transacted. A director participating in a meeting by this means is deemed to be present in person at the meeting.

                 3.14 Chairman of Meetings. The Chairman of the Board or, in his absence or inability or refusal to act, the Chairman of the Executive Committee, shall preside at all meetings of the Board of Directors.

                                  4.  OFFICERS

                 4.1. Number. The principal officers of the Corporation shall be a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, any one of whom may be designated as Executive Vice President, and a Secretary, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors.

                 4.2. Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his successor shall have been duly elected or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

                 4.3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the


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
Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

                 4.4. Vacancies. A vacancy in any principal office occurring for any reason shall be filled by the Board of Directors for the unexpired portion of the term as soon as reasonably practicable at the convenience of the Board.

                 4.5. Chairman of the Board. The Chairman of the Board shall have such duties as the Board of Directors shall prescribe from time to time.

                 4.6. Vice Chairman of the Board. The Vice Chairman of the Board shall be responsible for the administration and management of the areas of the business and affairs of the Corporation assigned to him from time to time by the Board of Directors or the Chief Executive Officer.

                 4.7. Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general supervision and control of the business and affairs of the Corporation and its officers. The Chief Executive Officer shall have the authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Corporation as the Chief Executive Officer deems necessary, prescribe their powers, duties and compensation, and delegate authority to them. Such agents and employees shall hold offices at the discretion of the Chief Executive Officer. The Chief Executive Officer shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation's regular business or which shall be authorized by the Board of Directors. Except as otherwise provided by the WBCL or the Board of Directors, the Chief Executive Officer may authorize any other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In general, the Chief Executive Officer shall have all authority and perform all duties incident to the office of the chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

                 4.8. President. In the absence of the Chief Executive Officer or in the event of his death, inability or refusal to act, the President shall perform the duties of the Chief

Executive Officer, and when so acting shall have all the powers and duties of the Chief Executive Officer. In addition, the President shall be responsible for the administration and management of the areas of the business and affairs of the Corporation assigned to him from time to time by the Board of Directors or the Chief Executive Officer.

                 4.9. Vice Presidents. One or more of the Vice Presidents may be designated as Executive Vice President. In the absence of the President or in the event of his death, inability or refusal to act, the Vice Presidents in the order designated at the time of their election (or in the absence of any designation, then in the order of their appointment), shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign with the Secretary or Assistant Secretary certificates for shares of the Corporation and shall perform such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or the Board of Directors.

                 4.10. Secretary. The Secretary shall: (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by the WBCL; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder or delegate that responsibility to a stock transfer agent; (e) sign with the President or a Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; and (f) in general have all authority and perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors.

                 4.11. Assistant Secretaries. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Secretaries, in general, shall have such authority and perform such duties as shall be assigned to them by the Secretary, the President or the Board of Directors.

                 4.12. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors or a committee authorized by the Board to fix the same and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation or a member of such a committee.

                 4.13. Voting of Stock in Other Corporations. The Board of Directors by resolution shall from time to time designate one or more persons who shall vote all stock held by this Corporation in any other corporation, banking corporation or banking association. Such resolution may designate such persons in the alternative and may empower them to execute proxies to vote in their stead. Where time permits, however, the manner in which such shares shall be voted shall be determined by the Board of Directors of this Corporation or the appropriate committee thereof while the Board is not in session.

                 5.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

                 5.1. Certificates for Shares. Subject to the requirements of the WBCL, certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed, either manually or by facsimile, by the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors or the Secretary may prescribe.

                 5.2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares.

                 5.3. Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the WBCL as they may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation, including the appointment or designation of one or more stock transfer agents and one or more stock registrars.

                             6.  EMERGENCY BY-LAWS

                 Unless the Articles provide otherwise, the following provisions of this Article 6 shall be effective during an "emergency" which is defined as a catastrophic event that prevents a quorum of the Corporation's directors from being readily assembled.

                 During such emergency:

                          (a) Any one member of the Board of Directors or any one of the following officers: Chief Executive Officer, President, any Vice-President or Secretary, may call a meeting of the Board of Directors. Notice of such meeting need be given only to those directors whom it is practicable to reach, and may be given in any practical manner, including by publication or radio. Such notice shall be given at least six hours prior to the commencement of the meeting.

                          (b) One or more officers of the corporation present at the emergency meeting of the Board of Directors, as is necessary to achieve a quorum, shall be considered to be directors for the meeting, and shall so serve in order of rank, and within the same rank, in order of seniority. In the event that less than a quorum of the directors are present (including any officers who are to serve as directors for the meeting), those directors present (including the officers serving as directors) shall constitute a quorum.

                          (c) The Board of Directors as constituted in paragraph (b), and after notice as set forth in paragraph (a), may:

                                  (1)  prescribe emergency powers to any
                 officer of the corporation;

                                  (2) delegate to any officer or director, any of the powers of the Board of Directors;

                                  (3)  designate lines of succession of
                 officers and agents, in the event that any of them are unable to discharge their duties;

                                  (4)  relocate the principal place of
                 business, or designate successive or simultaneous principal places of business; and

                                  (5)  take any other action, convenient,
                 helpful, or necessary to carry on the business of the corporation.

                 Corporate action taken in good faith in accordance with this
Article 6 binds the Corporation and may not be used to impose liability on a corporate director, officer, employee or agent.


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
                                  7.  GENERAL

                 7.1.  Indemnify of Officers and Directors.

                          (a) Definitions to Indemnification and Insurance Provisions.

                                  (1)  "Director, Officer, Employee or Agent"
                 means any of the following: (i) a natural person who, is or was a director, officer, employee or agent of the Corporation;
                 (ii) a natural person who, while a director, officer, employee or agent of the Corporation, is or was serving either pursuant to the Corporation's specific request or as a result of the nature of such person's duties to the Corporation as a director, officer, partner, trustee, member of any governing or decision making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise; (iii) a natural person who, while a director, officer, employee or agent of the Corporation, is or was serving an employee benefit plan because his or her duties to the Corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan; or
                 (iv) unless the context requires otherwise, the estate or personal representative of a director, officer, employee or agent.

                                  (2)  "Liability" means the obligation to pay
                 a judgment, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, the agreement to pay any amount in settlement of a Proceeding (whether or not approved by a court order), and reasonable expenses and interest related to the foregoing.

                                  (3)  "Party" means a natural person who was
                 or is, or who is threatened to be made, a named defendant or respondent in a Proceeding.

                                  (4)  "Proceeding" means any threatened,
                 pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal (including but not limited to any act or failure to act alleged or determined to have been negligent, to have violated the Employee Retirement Income Security Act of 1974, or to have violated Section 180.40 [180.0826, 180.0832 and

                 180.0833] of the Wisconsin Statutes, or any successor thereto, regarding improper dividends, distributions of assets, purchases of shares of the Corporation, or loans to officers), which involves foreign, federal, state or local law and which is brought by or in the right of the Corporation or by any other person or entity, to which the Director, Officer, Employee or Agent was a party because he or she is a Director, Officer, Employee or Agent.

                                  (5)  "Expenses" means all reasonable fees,
                 costs, charges, disbursements, attorneys' fees and any other expenses incurred in connection with the Proceeding.

                          (b)  Indemnification of Officers, Directors,
         Employees and Agents.

                                  (1)  The Corporation shall indemnify a
                 Director, Officer, Employee or Agent to the extent he or she has been successful on the merits or otherwise in the defense of any Proceeding, for all reasonable Expenses.

                                  (2)  In cases not included under subsection
                 (1), the Corporation shall indemnify a Director, Officer, Employee or Agent against Liability and Expenses incurred by such person in a Proceeding unless it shall have been proven by final judicial adjudication that such person breached or failed to perform a duty owned to the Corporation which constituted:

                                        (i)  A willful failure to deal fairly
                          with the Corporation or its shareholders in connection with a matter in which the Director, Officer, Employee or Agent has a material conflict of interest;

                                        (ii)  A violation of criminal law,
                          unless the Director, Officer, Employee or Agent had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful;

                                        (iii)  A transaction from which the
                          Director, Officer, Employee or Agent derived an improper personal profit; or

                                        (iv)  Willful misconduct.

                          (c)  Determination that Indemnification is Proper.

                                  (1)  Unless provided otherwise by a written
                 agreement between the Director, Officer, Employee or Agent and the Corporation, determination of whether indemnification is required under Section (b) shall be made by any method set forth in Section 180.046 [180.0855] of the Wisconsin Statutes.

                                  (2)  A Director, Officer, Employee or Agent
                 who seeks indemnification under this section shall make a written request to the Corporation. As a further pre-condition to any right to receive indemnification, the writing shall contain a declaration that the Corporation shall have the right to exercise all rights and remedies available to such Director, Officer, Employee or Agent against any other person, corporation, foreign corporation, partnership, joint venture, trust or other enterprise, arising out of, or related to, the Proceeding which resulted in the Liability and the Expense for which such Director, Officer, Employee or Agent is seeking indemnification, and that the Director, Officer, Employee or Agent is hereby deemed to have assigned to the Corporation all such rights and remedies.

                                  (3)  Indemnification under subsection (b)(1)
                 shall be made within 10 days of receipt of a written demand for indemnification. Indemnification required under subsection (b)(2) shall be made within 30 days of receipt of a written demand for indemnification.

                                  (4)  Indemnification under this section is
                 not required to the extent the Director, Officer, Employee or Agent has previously received indemnification or allowance of expenses from any person or entity, including the Corporation, in connection with the same Proceeding.

                                  (5)  Upon written request by a Director,
                 Officer, Employee or Agent who is a Party to a Proceeding, the Corporation shall pay or reimburse his or her reasonable Expenses as incurred if the Director, Officer, Employee or Agent provides the Corporation with all of the following:

                                        (i)  A written affirmation of his or
                          her good faith belief that he or she is entitled to indemnification under Article 7.1; and

                                        (ii)  A written undertaking, executed
                          personally or on his or her behalf, to repay all amounts advanced without interest to the extent that it is ultimately determined that indemnification under 7.1(b)(2) is prohibited.

                          The undertaking under this subsection shall be accepted without reference to the Director's, Officer's, Employee's or Agent's ability to repay the allowance. The undertaking shall be unsecured.

                                  (6)  The right to indemnification under this
                 Article may be amended only by a subsequent vote of not less than two-thirds of the Corporation's outstanding capital stock entitled to vote on such matters. Any reduction in the right to indemnification may only be prospective from the date of such vote.

                          (d) Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is a Director, Officer, Employee or Agent against any Liability asserted against or incurred by the individual in any such capacity or arising out of his status as such, regardless of whether the Corporation is required or authorized to indemnify or allow Expenses to the individual under this section.

                          (e) Severability. The provisions of this Article shall not apply in any circumstance where a court of competent jurisdiction determines that indemnification would be invalid as against public policy.

                                 8.  AMENDMENT

                 These By-laws may be amended, altered or repealed, and new By-laws may be enacted, only by the affirmative vote of not less than two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote at a meeting of shareholders duly called for such purpose, upon a proposal adopted by the Board of Directors, or by a vote of not less than three-quarters of the entire Board of Directors then in office; provided, however, that no By-law hereafter adopted, amended or repealed by the shareholders as provided herein shall thereafter be enacted, amended or repealed by the directors unless such action by the shareholders shall expressly confer upon the directors authority to thereafter enact, amend or repeal such By-law as so amended, and; provided, further, that any By-law adopted, repealed or amended by the Board of Directors as provided herein shall be subject to reenactment, repeal or amendment by the shareholders acting at any meeting of the shareholders in accordance with the terms hereof.





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